                                                                    EXHIBIT 99.4

                                  INSTRUCTIONS
                                  ACCOMPANYING

                   LETTER OF TRANSMITTAL AND FORM OF ELECTION

                     WITH RESPECT TO SHARES OF COMMON STOCK

                                       OF

                          FIRST FIDELITY BANCORP, INC.

     IN CONNECTION WITH THE PROPOSED MERGER OF FIRST FIDELITY BANCORP, INC.

                               WITH A SUBSIDIARY

                                       OF

                        HAWTHORNE FINANCIAL CORPORATION
                         (THE "LETTER OF TRANSMITTAL")

     All capitalized terms used but not otherwise defined in these Instructions shall have the respective meanings ascribed to such terms in the Letter of Transmittal. These Instructions govern the Letter of Transmittal and should be read carefully before making an Election.

A.  LETTER OF TRANSMITTAL

     1. Delivery of Letter of Transmittal and Certificates. Certificates evidencing all delivered shares of Fidelity Stock (or a guarantee of delivery as provided in the Letter of Transmittal and these Instructions), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to the Election Deadline. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

     Holders of Fidelity Stock who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such shares of Fidelity Stock as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted by the registered holder will be treated as a separate holder of Fidelity Stock.

     The shares of Fidelity Stock for which properly completed Letters of Transmittal and all required documents are not received prior to the Election Deadline will be treated as Undesignated Shares.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH CERTIFICATES SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE CERTIFICATES. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     2. Guarantee of Delivery. Fidelity shareholders whose Certificates are not immediately available and who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to the Election Deadline may deliver their shares of Fidelity Stock pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure: (1) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and with the box entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent prior to the Election Deadline; and (2) the Certificates, in proper form for transfer, must be received by the Exchange Agent within three (3) Nasdaq National Market trading days after the date of execution of the Guarantee of Delivery. In addition, at the time the Certificates are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" properly completed (or must otherwise provide such information to the Exchange Agent). No change in a Fidelity stockholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates or shares of Fidelity Stock previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates in accordance with the guaranteed delivery procedures contained herein, without limitation of any other recourse, any purported Election with respect to shares of Fidelity Stock subject to such guarantee will be void.

     3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If a Letter of Transmittal is signed by the registered holder(s) of the shares of Fidelity Stock delivered with such Letter of Transmittal, the signature(s) must correspond with the name(s) as written on the face of the Certificates evidencing such shares of Fidelity Stock without alteration, enlargement, or any other change whatsoever.

     If any share of Fidelity stock delivered herewith is owned of record by two or more persons, all such persons must sign a Letter of Transmittal. If any of the shares of Fidelity Stock delivered with a Letter of Transmittal are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such shares of Fidelity Stock.

     If a Letter of Transmittal is signed by the registered holder(s) of the shares of Fidelity Stock delivered with such Letter of Transmittal, no endorsements of Certificates or separate stock powers are required, unless checks or certificates evidencing shares of HFC Stock are to be payable to the order of, or registered in the name of, a person other than the registered holder(s), in which case the Certificates delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificates. Signatures on such Certificates and stock powers must be guaranteed by an Eligible Institution (as defined below).

     If a Letter of Transmittal is signed by a person other than the registered holder(s) of the shares of Fidelity Stock delivered with such Letter of Transmittal, then the Certificates evidencing the shares of Fidelity Stock delivered with such Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificates. Signatures on such Certificates and stock powers must be guaranteed by an Eligible Institution.

     If a Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person or entity acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to HFC of such person's authority to so act must be submitted.

     4. Guarantee of Signatures. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on a Letter of Transmittal if such Letter of Transmittal is signed by the registered holder(s) of shares of Fidelity Stock delivered with such Letter of Transmittal, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal. If a Certificate is registered in the name of a person other than the signer of a Letter of Transmittal, or if checks or certificates evidencing shares of HFC Stock are to be payable to the order of or registered in the name of a person other than the registered holder(s), then the Certificate must be endorsed or
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accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate, with the signature(s) on such Certificate or stock powers guaranteed as described above.

     5. Determination of Proper Election. The Exchange Agent will have the reasonable discretion to determine whether a Letter of Transmittal has been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. The decision of the Exchange Agent in such matters and any decision of HFC or Fidelity required by the Exchange Agent and made in good faith shall be conclusive and binding. The Exchange Agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Fidelity Stock. No alternative, conditional, or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Stock Election, Cash Election or Combination Election was not properly made, such purported Stock Election, Cash Election or Combination Election shall be deemed to be of no force and effect and the shareholder making such purported Stock Election, Cash Election or Combination Election shall, for purposes hereof, be deemed to have not made an Election, and such shares of Fidelity Stock shall be deemed "Undesignated Shares."

     6. Inadequate Space. If the space provided in the Letter of Transmittal under "Description of Fidelity Stock" is inadequate, the Certificate numbers and the number of shares of Fidelity Stock evidenced by such Certificates should be listed on a separate schedule and attached hereto and thereto.

     7. Termination of Merger Agreement. All Elections will be revoked automatically if the Exchange Agent is notified in writing by HFC or Fidelity that the Merger Agreement has been terminated, and Certificates will be promptly returned to the persons who have submitted them. Shares of Fidelity Stock represented by Certificates will be returned to Fidelity shareholders by registered mail (with attendant delay).

     8. Appraisal Rights. Holders of Fidelity Stock who wish to exercise their appraisal rights should not complete this Letter of Transmittal. HFC will regard any record holder of Fidelity Stock who delivers a written demand for his or her appraisal rights and who delivers a Letter of Transmittal to the Exchange Agent as having withdrawn such demand for his or her appraisal rights. For more information, see the discussion in the Proxy Statement/Prospectus set forth under "APPRAISAL RIGHTS."

B.  ELECTION AND PRORATION PROCEDURES

     A more complete description of the election and proration procedures is set forth in Section 2.6 of the Merger Agreement. All Elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any Election, a Fidelity stockholder should carefully read, among other items, the description and statement of the information contained in the Proxy Statement/Prospectus under "THE MERGER -- Material Federal Income Tax Consequences." Each Fidelity stockholder should consult his or her own tax advisor as to the specific tax consequences of the Election and the Merger to such stockholder.

     1. Elections. By completing the box entitled "Election" (the "Election Box") and a Letter of Transmittal in accordance with these Instructions, a Fidelity stockholder will be permitted to make an Election with respect to each share of Fidelity Stock held by such holder. In the event that the Merger Consideration elections by the holders of Fidelity Stock would result in HFC being required to issue less than 1,256,555 shares of HFC Stock, or more than 1,276,555 shares of HFC Stock, as Merger Consideration, then certain holders of Fidelity Stock will receive a prorated number of shares of HFC Stock and a prorated amount of cash such that such proration and allocation would result in HFC issuing at least 1,256,555 shares of HFC Stock, but no more than 1,276,555 shares of HFC Stock, as Merger Consideration. See the discussion in the Proxy Statement/Prospectus set forth under "THE MERGER -- Consideration to be Received in the Merger." If any holder of Fidelity Stock makes more than one Election in the Election Box for the shares of Fidelity Stock covered by such Letter of Transmittal, then
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

such holder's Letter of Transmittal will be deemed not properly completed and such holder's shares of Fidelity Stock will be deemed Undesignated Shares. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash and HFC Stock portions of the Merger Consideration and shall notify HFC of its determination.

     2. Treatment of Non-Electing Shares. Any shares of Fidelity Stock (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline (as defined below) will be deemed to be Undesignated Shares.

     3. Election Deadline. In order for an Election to be effective, the Exchange Agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, no later than 5:00 p.m., Pacific Time, on July 22, 2002, unless extended to a later date by the mutual agreement of HFC and Fidelity (the "Election Deadline").

     The Letter of Transmittal will be deemed properly completed only if: (1) an Election is indicated for each share of Fidelity Stock covered by such Letter of Transmittal, (2) it is accompanied by all Certificates with respect to such shares (or the box entitled "Guarantee of Delivery" properly completed on the Letter of Transmittal), and (3) it is accompanied by any other documents required by the Exchange Agent or HFC.

     4. Changes to Elections. Any holder of Fidelity Stock who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Letter of Transmittal and all required additional documents, provided that the Exchange Agent receives such revised Letter of Transmittal and other necessary documents prior to the Election Deadline, and, provided further that no change in a Fidelity shareholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates or shares of Fidelity Stock previously covered by a Guarantee of Delivery. Any holder of Fidelity Stock may at any time prior to the Election Deadline revoke his or her Election and withdraw his or her Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, then the related shares of Fidelity Stock automatically will become Undesignated Shares unless and until a new Election is properly made on or before the Election Deadline with respect to such shares of Fidelity Stock.

     5. No Fractional Shares. No certificates representing fractional shares of HFC Stock shall be issued upon the surrender for exchange of Certificates representing Fidelity Stock, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a stockholder of HFC. In lieu of any fractional share of HFC Stock, holders of Fidelity Stock will receive cash (without interest) in an amount equal to such fractional part of a share of HFC Stock multiplied by the Final HFC Stock Price.

     6. No Liability. None of HFC, Fidelity or the Exchange Agent will be liable to any holder of Fidelity Stock for any shares of HFC Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

C. RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

     1. Receipt of Merger Consideration (Timely Election). As soon as practicable after the Effective Time and after the proration and allocation procedures described above are completed, Fidelity shareholders who have surrendered their Certificates to the Exchange Agent for cancellation, together with a Letter of Transmittal (or, following the Election Deadline, other appropriate letter of transmittal) duly executed and completed in accordance with these Instructions and such other documents as are required pursuant hereto, shall be entitled to receive in exchange therefor (A) a check in the amount equal to the cash, if any, which such holder has the right to receive (including any cash in lieu of any fractional shares of Fidelity Stock and any dividends or other distributions to which such holder is entitled) and (B) a certificate or certificates representing that number of whole shares of HFC Stock, if any, which such holder has the right to receive. All cash paid or shares of HFC Stock issued upon conversion of Fidelity

Stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such shares of Fidelity Stock.

     2. Receipt of Merger Consideration (Failure to Make Timely Election). Any holder of Fidelity Stock who does not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the Election Box) and the Certificates representing Fidelity Stock to the Exchange Agent in order to receive the Merger Consideration payable in respect of such shares. No dividend or other distribution declared or made with respect to HFC Stock with a record date of the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered Certificate of Fidelity Stock until the holder duly surrenders such Certificates. Following the surrender of any such Certificates, there will be paid to the holder, without interest (1) the Merger Consideration for the shares of Fidelity Stock represented by such Certificates, (2) the amount of any cash payable with respect to a fractional share of HFC Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HFC Stock and (3) at the appropriate payment date, the amount of dividends or other distributions with (A) a record date after the Effective Time but prior to surrender and (B) a payment date subsequent to surrender payable with respect to such shares of HFC Stock.

     3. Special Payment and Delivery Instructions. If any check or certificates evidencing shares of HFC Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing a Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing such Letter of Transmittal or to the person(s) signing such Letter of Transmittal but at an address other than that shown in the box entitled "Description of Fidelity Stock," the appropriate boxes on such Letter of Transmittal must be completed.

     4. Stock Transfer Taxes. HFC will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates evidencing shares of HFC Stock in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued. Except as provided in this Instruction C.4., it will not be necessary for transfer tax stamps to be affixed to the Certificates evidencing the shares of Fidelity Stock delivered herewith.

     5. Withholding. Following the Merger, HFC (or the Exchange Agent on behalf of HFC) shall be entitled to deduct and withhold from the Merger Consideration such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by HFC (or the Exchange Agent on behalf of HFC), following the Merger, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the shares of Fidelity Stock in respect of which such deduction and withholding was made by HFC.

     6. Requests for Additional Copies. Additional copies of the Proxy Statement/Prospectus, the Letter of Transmittal, and the Instructions may be obtained by contacting Maria Arakaki at (949) 863-0222.

     7. Substitute Form W-9. Under the federal income tax law, a stockholder who delivers shares of Fidelity Stock is required by law to provide the Exchange Agent (as payer) with such stockholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 included as a part of the Letter of Transmittal. If such stockholder is an individual, the TIN is such stockholder's social security number. If the Exchange Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any cash payments that are made to such stockholder with respect to shares of Fidelity Stock converted in the Merger may be subject to backup withholding of 30%. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. For additional instructions, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which are attached to these Instructions in Exhibit A. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold 30% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     To prevent backup withholding on any cash payments that are made to a stockholder with respect to shares of Fidelity Stock delivered with a Letter of Transmittal, the stockholder is required to notify the Exchange Agent of such stockholder's correct TIN by completing the Substitute Form W-9 included as part of the Letter of Transmittal certifying (1) that the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (2) that such stockholder is not subject to backup withholding either because (A) such stockholder is exempt from backup withholding, or (B) such stockholder has not been notified by the IRS that such stockholder is as a result of a failure to report all interest or dividends or (C) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding; and (3) such stockholder is a U.S. Person (including a U.S. resident alien).

     The stockholder is required to give the Exchange Agent the social security number or employer identification number of the record holder of the shares of Fidelity Stock tendered with any Letter of Transmittal. If the shares of Fidelity Stock are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 which are attached to these Instructions to Exhibit A for additional guidance concerning which number to report. If the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such stockholder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 30% of all cash payments to such stockholder until a TIN is provided to the Exchange Agent.

     Each Fidelity Stock stockholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

     8. Lost, Destroyed, or Stolen Certificates. If any Certificates representing shares of Fidelity Stock has been lost, destroyed, or stolen, the owner of such Certificates should promptly notify Maria Arakaki, as transfer agent for Fidelity (the "Transfer Agent"), at (949) 863-0222. Such Fidelity stockholder will then be instructed as to the steps that must be taken in order to replace the Certificates. Upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen, or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such Certificates, the Transfer Agent will issue in exchange for such lost, stolen, or destroyed Certificates a new Certificate representing such shares of Fidelity Stock. A Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

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

                                   EXHIBIT A

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------
                                 GIVE THE
                                 SOCIAL SECURITY
  FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
---------------------------------------------------------------
 1. An individual's account      The individual

 2. Two or more individuals      The actual owner of the
    (joint account)              account or, if combined funds,
                                 the individual on the
                                 account(1)

 3. Custodian account of a       The minor(2)
    minor (Uniform Gift to
    Minors Act)

 4. a. The usual revocable       The grantor-trustee(1)
       savings trust (grantor
       is also trustee)

   b. So-called trust account    The actual owner(1)
      that is not a legal or
      valid trust under state
      law

 5. Sole proprietorship          The owner(3)

---------------------------------------------------------------
                                 GIVE THE
                                 EMPLOYER IDENTIFICATION
  FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
---------------------------------------------------------------

 6. A valid trust, estate, or    The legal entity(4)
    pension trust

 7. Corporate                    The corporation

 8. Association, club,           The organization
    religious, charitable,
    educational, or other
    tax-exempt organization

 9. Partnership                  The partnership

10. A broker or registered       The broker or nominee
    nominee

11. Account with the             The public entity
    Department of Agriculture
    in the name of a public
    entity (such as a state or
    local government, school
    district, or prison) that
    receives agricultural
    program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all payments include the following:
- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), any IRA Section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of its subdivisions or instrumentalities.
- A foreign government, or any of their political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies, or instrumentalities.
- A dealer in securities or commodities required to register in the U.S., District of Columbia or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- A trust, exempt from tax under section 664 or described in section 4947.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A foreign central bank of issue.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A middleman known in the investment community as a nominee or custodian.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends not paid in money.
- Payments made by certain foreign organizations.
- Section 404(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies if you have not provided your correct taxpayer identification number.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Mortgage or student loan interest paid to you.

  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

IRS PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBER--If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE